Exhibit 10.2

LEASE FORBEARANCE AGREEMENT

THIS LEASE FORBEARANCE AGREEMENT ("Agreement") is made and entered into as of _____________ (the "Effective Date") by and between HSKL, Inc., formerly FREEMANWHITE, INC., a Delaware corporation ("Sublandlord"), and CBDMD, INC., a North Carolina corporation ("Subtenant").

Recitals

1.

Sublandlord and Subtenant entered into that certain Sublease Agreement dated 7/11/2019 (the "Sublease"), whereby Sublandlord currently leases the following real property to Subtenant: 8845 Red Oak Blvd., Charlotte, North Carolina 28217 (the "Demised Premises").

2.

Subtenant acknowledges that it is delinquent in the payment of the installments of both Minimum Rent and Additional Rent due under the Sublease for the period of September 1, 2023 through the Effective Date (the "Delinquent Rent") and said delinquency constitutes an Event of Default under the Sublease.

3.

Subtenant has requested, and Sublandlord has agreed, to forbear from exercising its remedies relating to the Sublease in order to allow Subtenant an opportunity to execute and implement a plan to improve its financial condition and repay the Delinquent Rent, and Subtenant is willing to agree to the below terms of this Agreement in an effort to induce Sublandlord to so forbear.

4.	Sublandlord has agreed to forbear from exercising its remedies under the Sublease, subject to the terms and conditions of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.	Affirmation of Recitals. The Recitals set forth above are true and correct and are incorporated herein by this reference.

2.

Forbearance Conditions. In exchange for Sublandlord's agreement to forbear from proceeding to exercise its remedies against Subtenant under the Sublease, and the declaration of default related to the Delinquent Rent that has occurred, Subtenant understands, acknowledges and agrees as follows:

2.1.	Subtenant shall make the following electronic payments to Sublandlord: $80,000 upon the full execution of this Agreement, followed by $40,000 payments on April 1, May1, June 1 and July 1, 2024;

2.2.	Subtenant, at its sole expense, shall remove its exterior signage from the Demised Premises and repair any resulting damage by March 31, 2024; and

2.3.	Subtenant shall enter into that certain License Agreement of even date herewith licensing Sublandlord's occupancy and use of the Demised Premises until the Forbearance Expiration Date.

2.4.	Unless otherwise terminated as allowed herein, this Agreement shall terminate on July 31, 2024 (the "Forbearance Expiration Date").

2.5.

Any payment received by Sublandlord will be applied to the delinquency as set forth herein without prejudice to the right of Sublandlord, its successors and/or assigns to proceed with any available remedies against Subtenant where appropriate without sending any notices, demands or acceleration letters in the event that any payment or payments pursuant to this Agreement are not made in a timely manner or in the event that Subtenant fails to comply with any other provision of this Agreement. In the event that any portion of the terms and conditions of this Agreement are not complied with by Subtenant, Sublandlord may immediately proceed with its available remedies under the Sublease including, but not limited to, terminating, without prior notice, Subtenant's right to possession of the Demised Premises, and no funds which have been received by Sublandlord pursuant to this Agreement will be returned.

2.6.	Sublandlord's obligation to forbear hereunder is further limited by each of the following:

2.6.1.

Sublandlord's forbearance shall extend to the Forbearance Expiration Date and shall include any and all Events of Default that may occur from and after the Effective Date, except for the Subtenant's obligations set forth in this Section 2.

2.6.2.	Sublandlord shall dismiss (without prejudice) that certain Complaint in Summary Ejectment filed in Mecklenburg County, North Carolina on February 27, 2024.

In the event of the breach of any of the foregoing conditions by Subtenant, Sublandlord's obligation to forbear shall cease, and Sublandlord may immediately exercise any and all of its rights or remedies at law, in equity or under the Sublease.

3.

No Reinstatement. It is expressly understood that by Sublandlord's execution of this Agreement it shall by no means be considered or construed as a waiver of Sublandlord's rights or remedies at law, in equity or under the Sublease upon Subtenant's further default.

4.

Further Assurances and Acknowledgment of Parties Regarding Obligations. Sublandlord and Subtenant hereby confirm, renew, and extend the rights, titles, security interests, liens, powers and privileges existing under or by virtue of the Sublease until all of the Subtenant's obligations evidenced by the Sublease have been completed and paid in full. Subtenant and Sublandlord agree that this Agreement shall not in any way or manner release, discharge, affect, change, modify or impair the debts, duties, obligations, liabilities, rights, titles, security interests, liens, powers and privileges existing by virtue of, arising under or in connection with, or relating to the Sublease, the purpose of this Agreement being simply to confirm, renew, extend and modify the full payment of the Delinquent Rent evidenced by the Sublease in accordance with the terms and provisions herein and to continue and carry forward all of the rights, titles, security interests, liens, powers and privileges existing by virtue of the Sublease, each of which are hereby acknowledged by Subtenant and Sublandlord to be legal, valid and subsisting. Sublandlord and Subtenant agree that a modification or amendment of the Sublease is expressly denied and not intended to be effected, and the terms, provisions, conditions, rights, duties and obligations contained in the Sublease shall remain unchanged by this Agreement and in full force and effect.

5.

Legal Counsel. Each party acknowledges that it has been afforded the opportunity to seek the advice of legal counsel in connection with the negotiation and preparation of this Agreement. If a party has chosen not to obtain legal representation, whether due to cost considerations or for other reasons, the lack of such representation shall not furnish such party with any defense to the enforcement of this Agreement by the other party.

6.	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Sublandlord and Subtenant and their respective successors and assigns.

7.

Entire Agreement. This Agreement and the License Agreement contain all of the terms of the agreement between Subtenant and Sublandlord with respect to the subject matter hereof and supersede all prior discussions and agreements between Subtenant and Sublandlord.

8.

Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holdings shall not affect the validity or enforceability of any other provision hereof.

9.

Full Force and Effect / Assigns. Except as expressly modified herein, all terms of the Sublease shall be unchanged and shall remain in full force and effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.

Governing Law. This Agreement shall be construed in accordance with the laws of North Carolina, without regard to its conflict of law principles, performable and with venue proper within Mecklenburg County, North Carolina.

11.	Capitalized Terms. All capitalized terms not defined herein shall have the meanings given to them in the Sublease. In the case of a conflict, the terms of this Agreement shall prevail.

12.

Counterparts; Electronic Copies. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise one and the same instrument. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties the same as if it were physically executed and each party hereby consents to the use of any third-party electronic signature capture service providers as may be chosen and utilized by any party.

[The next page is the signature page.]

Executed as of the Effective Date first set forth above.

HSKL, INC., FORMERLY FREEMANWHITE, INC., a North Carolina corporation

By:       _____________________________________
Name:  _____________________________
Title:    Authorized Officer

CBDMD, INC., a North Carolina corporation

By:       _____________________________________
Name:  T. Ronan Kennedy
Title:    Authorized Officer